UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   September 5, 2003


                        Integrated Security Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     1-11900                 75-2422983
  ----------------------------   ------------------------    -------------------
  (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)


         8200 Springwood Drive, Suite 230, Irving, TX           75063
         --------------------------------------------         ----------
           (Address of principal executive offices)           (Zip Code)


      Registrant's telephone number, including area code   (972) 444-8280


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

In exchange for an aggregate of $500,000 cash investment, Integrated Security Systems, Inc. ("ISSI") issued a convertible promissory note to BFS US Special Opportunities Trust PLC ("BFS"), a public limited company registered in England and Wales, on September 5, 2003. The convertible promissory note is in the original principal amount of $500,000 and has an annual interest rate of 7% and is payable in monthly installments on the first day of each month. The convertible promissory note, plus interest, is due on September 5, 2008. The convertible promissory note is convertible at the option of BFS into the common stock of ISSI at a conversion price of $0.40 per share. ISSI has the right to call the convertible promissory note if the market price of the commons stock of ISSI is above $0.60 per share for period of 60 days. The convertible promissory note is attached as an Exhibit 4.1 to this Current Report on Form 8-K.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     4.1 Convertible Promissory Note, dated September 5, 2003, payable to BFS US Special Opportunities Trust PLC in the amount of $500,000.




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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Integrated Security Systems, Inc.
                                            (Registrant)



 October 3, 2003                            /s/ C. A. RUNDELL, JR.
 ---------------                            -----------------------------------
 (Date)                                     C. A. Rundell, Jr.
                                            Director, Chairman of the Board and
                                            Chief Executive Officer (Principal
                                            Executive and Financial Officer)




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                                  Exhibit Index

 Exhibit
 Number         Description
 ----------     ----------------------------------------------------------------

 4.1 Convertible Promissory Note, dated September 5, 2003, payable to BFS US Special Opportunities Trust PLC in the amount of $500,000.










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